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                                                                     Exhibit 4.1
                                                                     -----------

Engraved specimen stock certificate of Company bearing the Company logo and the following text:

[Obverse of Certificate]

OBJECT DESIGN, INC.
Common Stock

Incorporated under the laws of the state of Delaware
This certificate is transferable in Boston, MA or New York, NY

This Certifies that                                         CUSIP 674416 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

Fully paid and nonassessable shares, par value $.001 per share, of the common stock of

Object Design, Inc. transferable upon the books of the Corporation in person or by attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the provisions of the Restated Certificate of Incorporation and By-Laws of the Corporation as from time to time amended. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.
Dated:

[Corporate seal bearing text:] Object Design, Inc. - Corporate Seal 1988
Delaware

/s/ Lacey P. Brandt
Chief Financial Officer and Treasurer

/s/ Robert N. Goldman
President and Chief Executive Officer

Countersigned and registered:

     THE FIRST BANK OF BOSTON
     Transfer agent and registrar

By
Authorized signature


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[Reverse of Certificate]

Object Design, Inc.

The Corporation is authorized to issue more than one class of stock. A statement of the powers, designations, preferences and relative participating, optional or other special rights of each class and series of stock and the qualifications, limitations or restrictions thereon will be provided without charge to each stockholder upon request to the Corporation.

The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF Gift Min Act - _____________ Custodian ________________
                    (Cust)                   (Minor)
                    under Uniform Gifts to Minors Act __________
                                                       (State)

Additional abbreviations may also be used though not in the above list.

                                   Assignment

         For value received, __________ hereby sells, assign, and transfer unto (Please insert social security or other identifying number of assignee) (Please print or typewrite name and address including postal zip code of assignee)

______________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ____                _____________________________________________________
                           NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program to S.E.C. Rule 17AD-15.



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